Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-33690, 333-33676, 333-35116, 333-157070 and 333-171921) of Energizer Holdings, Inc. of our report dated November 22, 2011, except with respect to our opinion on the consolidated financial statements insofar as it relates to supplemental guarantor financial statement information in Note 21, as to which the date is December 15, 2011, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8‑K dated December 15, 2011.

St. Louis, Missouri
December 15, 2011